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                        SECURITY AGREEMENT



      1. DATA NATIONAL CORPORATION (hereinafter called "Debtor"), whose address is 11415 West I-70 Frontage Road North, Wheat Ridge, Colorado 80033, for value received, hereby grants to Norwest Business Credit, Inc., a Minnesota corporation (hereinafter called "Secured Party"), whose address is 1740 Broadway, Denver, Colorado 80274-8625, a security interest in the "Collateral" (as hereinafter defined) to secure all obligations of the Debtor under a guaranty (hereinafter called the "Guaranty") entered into by Debtor in favor of Secured Party to guarantee any and all obligations of Service Business Systems, Inc., a Colorado corporation and subsidiary of Debtor ("SBS") to Secured Party, all obligations of Debtor hereunder, and in the protection, maintenance and liquidation of the security interests hereby granted, with interest at the maximum legal rate on such costs, expenses, advances and liabilities, and all other obligations of Debtor to the Secured Party however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due.
The Guaranty, the SBS Note and all other obligations secured hereby are herein collectively called the "Liabilities".

      2. The property (herein called the "Collateral") in which the security interests are granted is all of the Debtor's property described below, together with all proceeds and products therefrom:

      (a) All inventory, raw materials, work in process and supplies now owned or hereafter acquired; and

      (b) All equipment and machinery whether now owned or hereafter acquired;

      (c) All accounts, and each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter

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           arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by Debtor or by some other person who subsequently transfers such person's interest to Debtor, whether such right to payment is or is not already earned by performance and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Debtor may at any time have by law or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles; and

      (d) All general intangibles of Debtor whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use Debtor's name, and the goodwill of Debtor's business.

      3. Debtor represents and warrants to, and covenants and agrees with, the Secured Party as follows:

      (a) The Collateral will be kept at the address of Debtor set forth above unless the Secured Party shall otherwise consent in writing.

      (b) Debtor shall not conduct business under any name other than that given above, nor change or reorganize the type of business entity under which it does business without the prior written consent of the Secured Party.

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      (c)   Debtor has full title to the Collateral and will at all times keep the Collateral free of all liens and claims whatsoever, other than the security interest granted hereunder and a second priority security interest granted pursuant to that certain Amended and Restated Promissory Note dated January 3, 1997 by Debtor in favor of Ray E. Dillon, Jr. and Ray E. Dillon, III in the original principal amount of $551,400.

      (d) Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest thereon, without the prior written approval of the Secured Party, except that Debtor may sell the inventory listed in the ordinary course of business on customary terms and at usual prices, until advised otherwise by Secured Party.

      (e) No financing statement covering any of the Collateral is on file in any public office and Debtor will, from time to time on request of the Secured Party, execute such financing statement and other documents (and pay the costs of filing or recording the same in all public offices deemed necessary by the Secured Party) and do such other acts and things, and pay the cost thereof, as the Secured Party may request, to establish, maintain, perfect, extend, modify or terminate the security interests granted hereunder, including, without limitation, depositing with the Secured Party any certificate of title issuable with respect to any of the Collateral and noting the security interest granted hereunder thereon.

      (f) Debtor shall at all times keep the Collateral in first class order and repair, pay promptly all taxes, judgments or charges of any kind levied or assessed thereon, and keep current all rent due on the premises where the Collateral is located.

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      (g)   Debtor shall, at all times, maintain insurance on all Collateral against such hazards and in such amounts and with such companies as the Secured Party may demand, all such insurance policies to be in the possession of the Secured Party and to contain a lender's loss payable clause naming the Secured Party in an amount satisfactory to the Secured Party. Debtor hereby assigns to the Secured Party any proceeds of such policies and all unearned premiums thereon and authorizes and empowers the Secured Party to collect such sums and to execute and endorse in Debtor's name all proofs of loss, drafts, checks and any other documents necessary to accomplish such collections, and any persons or entities making payments to the Secured Party under the terms of this paragraph are hereby relieved absolutely from any obligation to see to the application of any sums so paid.

      (h) The Collateral, whether fixed to realty or not, shall remain personal property.

      (i) The Secured Party may examine and inspect the Collateral or any portion thereof, wherever located, at any reasonable time or times.

      4. The Secured Party may, from time to time, at its option, perform any agreement of Debtor hereunder which Debtor shall fail to perform and take any other action which the Secured Party deems necessary for the maintenance or preservation of any of the Collateral or its interest therein, and Debtor agrees to forthwith reimburse the Secured Party for all expenses of the Secured Party in connection with the foregoing, together with interest thereon at the maximum legal rate from the date incurred until reimbursed by Debtor.

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      5.   If the Collateral, or any part thereof, is repossessed by the
Secured Party, Debtor agrees to send notice by registered or certified mail to the Secured Party within 24 hours thereafter if Debtor claims that any article not constituting a part of the Collateral was contained therein at the time of repossession, and agrees that failure to do so shall be a waiver of, and a bar to, any subsequent claim therefor.

      6. The occurrence of any of the following events shall constitute a default (herein called a "Default") hereunder:

      (a) Nonpayment when due of any amount payable on any of the Liabilities or failure to perform any agreement of Debtor contained herein or in the Guaranty;

      (b) Any statement, representation or warranty of Debtor herein or any other writing at any time furnished by Debtor to the Secured Party is untrue in any material respect as of the date made;

      (c) The Debtor shall become insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors, or any proceedings are instituted by or against any obligor alleging that such obligor is insolvent or unable to pay debts as they mature;

      (d) Entry of any judgments against the Debtor in an amount in excess of $35,000;

      (e) Dissolution, merger or consolidation or transfer of a substantial part of the property of the Debtor;

      (f) Appointment of a receiver for the Collateral or any property in which Debtor has an interest; and

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      (g)  Seizure of the Collateral.
     When a Default shall have occurred, all obligations of the Debtor under the Guaranty and all other Liabilities (notwithstanding any provision thereof) shall, at the option of the Secured Party, and without demand or notice of any kind, become immediately due and payable and the Secured Party may exercise from time to time any rights and remedies available to it under applicable law. Debtor agrees, in the case of a Default, to assemble and make available at its expense all of the Collateral at a convenient place acceptable to the Secured Party and to pay all costs of the Secured
Party of collection of the Guaranty and all other Liabilities, enforcement of rights hereunder, including reasonable attorney's fees and legal expenses, and expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part. If any notification of any intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least five days before such disposition, postage prepaid, addressed to Debtor either at the address shown hereinabove, or at any other address of Debtor appearing on the records of the Secured Party and in reference to a private sale, need only state that the Secured Party intends to negotiate such a sale. Disposition of Collateral shall be deemed commercially reasonable if made pursuant to a public offering advertised at least twice in a newspaper of general circulation in the community where the Collateral is located or by a private sale for a sum equal to or in excess of the liquidation value of the Collateral as determined by the Secured Party. Any proceeds of the disposition of the Collateral may be applied by the Secured Party to the payment of expenses in connection with the Collateral, including reasonable attorney's fees and legal expenses, and any balance of such proceeds may be applied by the Secured Party toward the payment of such of

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the Liabilities, and in such order of application, as the Secured Party may from time to time elect.

      7.  (a)  Time is of the essence of this Agreement.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

          (c) No waiver of any breach of any covenant, agreement or undertaking contained herein shall operate as a waiver of any subsequent breach of the same covenant, agreement or undertaking or as a waiver of any breach of any other covenant, agreement or undertaking. In the case of a breach by any party of any covenant, agreement or undertaking, the nonbreaching party may nevertheless accept from the other, any payment or performance without waiving its right to exercise any right or remedy provided herein or otherwise, with respect to any such breach which was in existence at the time such payment or performance were accepted by it. No failure of any party to exercise any power given herein or to insist upon strict compliance with any covenant, agreement or undertaking contained herein, and no custom or practice which varies from the terms hereof, shall constitute a waiver of such party's right to demand exact compliance with the terms hereof. The waiver by any party of a breach of any covenant, agreement or undertaking contained herein shall be made only by a written waiver in each case, and no such waiver shall operate or be construed as a waiver of any prior or subsequent breach.

          (d) If any provision of this Agreement shall, to any extent, be held invalid, illegal or unenforceable, in whole or in part, the validity, legality, and enforceability of the remaining

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               part of such provision, and the validity, legality and
               enforceability of the other provisions hereof, shall not be affected thereby. Any provision of this Agreement which is held invalid, illegal or unenforceable in any jurisdiction shall not be deemed invalid, illegal or unenforceable in any other jurisdiction.

          (e) This Agreement may not be amended, changed, modified, altered or terminated except in writing executed by all parties with the same formality as this Agreement is executed.

          (f) Except as otherwise expressly provided herein, all rights, powers and privileges conferred hereunder upon any party shall be cumulative and not restrictive of those given by law. No remedy herein conferred is exclusive of any other available remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given by agreement or now or hereafter existing at law or in equity or by statute.

          (g) This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by and against all the parties and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer upon any person other than the parties, and their respective heirs, legal representatives, successors and assigns, any rights, remedies, obligations or liabilities.

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          (h)  Use of the terms "herein", "hereby", "hereunder", "hereof',
               "hereinbefore", "hereinafter", and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of the Agreement in which such word is used. Reference to "this Article", "this Section", or a similar reference to a specific part of this Agreement shall refer to the particular Article, Section or specific part in
               which such reference appears.   Wherever used herein, any
               pronoun shall be deemed to include both singular and plural and all genders.

          (i) Debtor will execute, deliver, acknowledge and supply such further documents, instruments and assurances as shall be reasonably necessary or appropriate to carry out the full intent and purposes of this Agreement.

     IN WITNESS WHEREOF, the Debtor has executed this Security Agreement as of the 3rd day of January, 1997.

(Registrant)                               DATA NATIONAL CORPORATION
BY(Signature)                              /s/Donald V. Warriner
(Name and Title)                           Donald V. Warriner,
                                           President and CEO





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